UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report: March 18, 2016
Date of earliest event reported: March 14, 2016

Hooper Holmes, Inc.
(Exact name of registrant as specified in charter)

New York	1-9972	22-1659359
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

560 N. Rogers Road, Olathe, Kansas 66062
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (913) 764-1045

N/A
(Former names or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers.

On March 14, 2016, Hooper Holmes, Inc. (the “Company”) entered into an Employment Agreement (the “Employment Agreement”) with Steven R. Balthazor, who was confirmed as the Company’s Chief Financial Officer and whose status has changed from contractor to employee. Pursuant to the Employment Agreement, Mr. Balthazor will be paid a base salary of $250,000 per year. Mr. Balthazor’s annual target bonus opportunity will be equal to 40% of his base salary and is subject to the achievement of annual financial targets and other goals and objectives. In addition, Mr. Balthazor will receive an award under the Company’s 2008 Omnibus Employee Incentive Plan of 600,000 options to purchase shares of the Company’s common stock at the market price on the date of grant, subject to a vesting schedule. Mr. Balthazor will also be entitled to participate in any such other annual bonus or incentive compensation plans or programs and any retirement and other benefit plans and programs as may be in effect or adopted by the Company from time to time.

If Mr. Balthazor’s employment is terminated during the first twelve months of the Employment Agreement by the Company other than for Cause or if he resigns for Good Reason (within the meanings given to such terms in the Employment Agreement), and upon the execution and delivery of a release by Mr. Balthazor in favor of the Company, Mr. Balthazor will be entitled to receive his base salary in nine equal installments, without interest, on a monthly basis for nine (9) consecutive months. In the case of termination of the Employment Agreement after the first anniversary of the Employment Agreement due to the occurrence of a Triggering Event following a Change in Control, by the Company other than for Cause, or by Mr. Balthazor for Good Reason, Mr. Balthazor will be entitled to receive his base salary in twelve (12) equal installments, without interest, on a monthly basis for twelve (12) consecutive months. In addition, if Mr. Balthazor’s employment is terminated due to the occurrence of a Triggering Event following a Change in Control, his equity grants will immediately vest and any trading restrictions on restricted stock will be removed.

The Employment Agreement provides that Mr. Balthazor will be subject to confidentiality provisions and, for a period of one year following the termination of his employment, non-competition and non-solicitation restrictions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 18, 2016	HOOPER HOLMES, INC.

	By:	/s/ Henry Dubois
Henry Dubois
President and Chief Executive Officer